November 29, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington  DC  20549


Re: Plush Mall, Inc. -Form SB-2 Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion in this Form SB-2 Registration Statement dated November 29, 2006, of the following:

o Our report to the Stockholders and Board of Directors of Plush Mall, Inc. dated November 15, 2006 on the financial statements of the Company as of August 31, 2006, February 28, 2006, and February 28, 2005 and the statements of operations, stockholders' equity (deficit) and cash flows for the six months ended August 31, 2006, the year ended February 28, 2006, period from July 9, 2004 (date of inception) to February 28, 2005 and the period from July 9, 2004 (date of inception) through August 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ DMCL
-------------------------------------
Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants
Vancouver, Canada









[GRAPHIC OMITTED][GRAPHIC OMITTED]